Exhibit 10.3

Purchase and Sales Contract
Seller: Shandong Spring Medicine Co., Ltd. (hereinafter Party A)
                                            Contract No.: 1 January 2009
                             Signing site: Sishui County, Shandong Province
Buyer: Feng Libin (hereinafter Party B)     Signing Date: 1 January 2009
I. By virtue of the friendly cooperation, mutual development and mutual benefit and after full consultations and negotiations, Party A and Party B reached the following agreements. Therefore, both parties draw up this contract and conclude it.
II. Product Name, Model & Unit Price
Product name	Specification mode	Unit of measurement	Unit price	Remark
Drug magnetic pillow	1×1	Set	85.00
Medicine pad		Piece	19.80
Health ginkgo tea	1×40	Box	20.00
Ginkgo tea	1×20	Box	11.88
Salvia ginkgo tea	1×30	Box	17.82
Health-ganoderma capsule	1×80	Box	55.00
Protein essence capsule	1×80	Box	55.00
Essence of Chinese wolfberry-capsule	1×120	Box	45.00
Godsend capsule	1×100	Box	50.00
Yongchun nacre powder capsule	1×100 capsules	Box	40.00
Leisure capsule	1×8 boxes	Box	50.00
Bitter gourd capsule	1×8 boxes	Box	50.00
Yin Ling pine pollen capsule	1×100 capsules /bottle	Box	50.00
Fuletong electuary	1×20 bags/box	Box	45.00
Active calcium	1×60 tablets/bottle	Box	23.00
Cactus Kangyuan tablets	1×200	Box	45.00
Lvbao spirulina tablets	1×200	Box	30.00
Health tea gift box	1×4 boxes	Box	49.50
Updated ginkgo anti-pigment cream	1×50g	Box	53.46

Exhibit 10.3

Revitalizing Nutritious Mask	1×100g	Box	38.61
Balancing spring water	1×120ml	Box	35.64
Radiant moisturizing lotion	1×55g	Box	38.61
revival nourshing night cream	1×50g	Box	53.46
Repairwear intensive eye cream	1×20g	Box	35.64
Updated refining cream	1×120g	Box	26.73
Updated sun cream	1×50g	Box	32.67
Updated whitening moisturing creamk	1×50g	Box	32.67
Updated renewal cream	1×55g	Box	74.25
New packaging box I	1×5style	Box	231.66
New packaging box II	1×4 style	Box	133.65
Ginkgo dental-care toothpaste	1*165g/box	Box	9.14
Ginkgo refreshing body wash	321ml/bottle	Box	10.56
Ginkgo refreshing anti-dandruff shampoo	321ml/bottle	Box	11.22
Concentrated detergent	1000ml/bottle	Box	13.86
II．Quality standard: in compliance with the enterprise standard approved by the local technical supervision.
III. Mode of delivery: Picked up by Party B or delivered by logistics.
IV. The outer packaging is canton box and the packing materials are not recyclable. The charges of the packing are borne by Party A.

Exhibit 10.3

V. Acceptance standard, method and the time limit for objection: The acceptance of the goods will be conducted in the warehouse of the Party A. The objections can be raised within six months.
VI. Terms of payment and the time limit: Cash on delivery.
VII. The way to settle the dispute of contract: Any issue not specified in this contract shall be settled through friendly negotiation. In case no settlement is reached, this dispute shall be settled in the court or the arbitral organization where Party A is located.
VIII. This contract is made in two copies. Each Party keeps one.
Seller: Name of company (seal): Address of company: Legal representative: Authorized representative: Tel: Bank of deposit: Account: Postcode:	Buyer: Name of company(seal): Address of company: Legal representative: Authorized representative: Tel: Bank of deposit: Account: Postcode:
Opinion of issuing certificate (notary) :

Handled by:
Certification (notary) Authority (seal):

          DD MM YY
(Note: Issuing (notary) certificate shall follow the principle of free will, except as otherwise provided by the nation)

Seal of Shandong Spring Medicine Co., Ltd.

Seal of Yan Tinghe

Exhibit 10.3

Regional agency agreement of Shandong Spring Medicine Co., Ltd.
Party A: Shandong Spring Medicine Co., Ltd. (hereinafter Party A)
Party B: Feng Libin (hereinafter Party B)
In accordance with the relevant national provisions, Party A and Party B, based on the principle of equality, voluntary and consensus, reached the flowing agreements that Party A shall authorize Party B to be the regional agent of Shandong Spring Medicine Co., Ltd.
Article I Scope of authority
Regional agent is authorized by Party A to Party B. The scope of authority shall include:
1. Provide ultimate consumers with the relevant consulting services of the company.
2. Provide ultimate consumers with the service like functions of commodity, price and goods return and exchange.
Article II Authority regions
Party A can only function as the role of regional agent authorized by Party A within the regions of ___province/municipality where Party B is located.
The business place of Party A is not located in the places, such as, residential district, school, hospital, army, government office, etc. If the change of the business place of Party B shall be notified to Party A to determine whether Party B will continue to be authorized as the regional agent.
Article III Relevant training and guidance
In order to ensure that the services provided by Party B comply with the relevant national regulations and policies, Party A shall carry out business training or visits on the service activities provided by Party B so as to give the necessary guidance and supervision.
According to the actual demand, Party A shall provide Party B with the free training related to the operation and products of the monopoly store.
Article V Party A shall provide relevant facilities and conditions
Party A shall provide Party B with the free standard plaque, signboard or mark of the regional agency.
Party A shall provide Party B with the free relevant information and “certificate of authority of the regional agency” as required in the operation of “authorized business”, and also provides the latest relevant information to Party B according to the service requirements.
Article VI Party B shall enjoy the subsidies
Party B shall enjoy the rewarding policy provided by the company.
Article VII Responsibility belonging to the outside
Party A shall bear the related responsibility produced in the process of providing services by Party B who acts within the scope of the authority.
If Party B acts beyond the scope of the authority or has intentional or gross negligence, then it shall bear the responsibilities; if Party A bears the responsibility first, it can make debt collection to Party B.

Exhibit 10.3

Article VIII Term of authority and the termination of the authority
The validity of this authorized business is: from 1 January 2009 to 31 December 2010.
If Party B breaches the regulations of the relevant laws and regulations and breaches this contract or the regulations of the Party B’ rules and regulations, or Party B losses the necessary conditions to be the regional agent of Party A, Party A has a right to terminate the contract in writing before the expiration of this authority.
If Party B has justified reasons, it can also terminate this authority contract in writing before the agreed expiration.
Within one week after the loss of the validity of the contract, Party B shall cease the related authority service of this contract and return unconditionally all information and records related to this “authorized business” including sales literature, operation manual, form, design pattern and all of other related information and records to Party A for disposal.
Article IX Settlement of disputes
Any dispute related to this contract shall be settled through friendly negotiation by both Parties. In case no settlement is reached, any Party has right to bring a lawsuit to the people’ court where Party A is located.
Article X The effective data
The contract shall become effective as of the date when it is signed by the Parties.
This contract is formally signed in 1 January 2009 by the authorized representative of Party A and Party B.
Article XI This contract is made in two copies. Each Party keeps one.

Party A: Shandong Spring Medicine Co., Ltd.

Party B: Regional agent of Shandong Spring Medicine Co., Ltd.

Authorized signatory:

Regional signatory:

Special seal for contract of Shandong Spring Medicine Co., Ltd.